SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

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Soliciting Material Pursuant to '240.14a-12

Arena Resources, Inc.

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ARENA RESOURCES, INC.

Notice of

Annual Meeting

December 21, 2004

and

Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 21, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Arena Resources, Inc. (the "Company"), will be held at the Doubletree Hotel, Warren Place, 6110 South Yale, Tulsa, Oklahoma, on Tuesday, December 21, 2004, at 11:00 A.M. (Local Time), for the following purposes:

1.

To elect Directors for terms ending in 2005;

2.

To amend the Company’s executive stock option plan to increase the number of shares of Common Stock that may be granted under the plan from 1,000,000 to 1,500,000, and to provide discretionary acceleration of vesting of options previously granted; and

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.

By Order of the Board of Directors

/s/ Stanley McCabe

Secretary

December 3, 2004

ARENA RESOURCES, INC.

4920 S. Lewis Avenue, Suite 107

Tulsa, Oklahoma 74105

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of Arena Resources, Inc., for proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 21, 2004, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

Pursuant to provisions of the Bylaws of the Company and action of its Board of Directors, the close of business on December 3, 2004, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting.  The stock transfer books will not be closed.

Stockholders of record on the record date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting.  The presence, in person or by proxies, of greater than fifty percent (50%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the meeting.  A majority of the Common Stock present at any meeting at which a quorum is present is sufficient to approve any matter to be acted upon by the stockholders at the Annual Meeting.  Directors are elected by a plurality vote.

The enclosed Proxy may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of the Company or by personal attendance at the meeting.  All Proxies received in advance of the meeting may be revoked prior to exercise.

This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as the Company’s 2004 Annual Report on Form 10-KSB for the year ended December 31, 2003, will be first mailed to stockholders approximately December 3, 2004.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of November 15, 2004, the Company had issued a total of 8,916,397 shares of $.001 par value Common Stock, its only class of stock outstanding.  Each share is entitled to one vote on all matters submitted to a vote by stockholders.

Beneficial Owners of Greater than Five Percent

The following table sets forth as of November 15, 2004, the aggregate number of shares of Common Stock of the Company owned by each person known by the Company to be the beneficial owner of more than 5% of the Company=s Common Stock:

Name and address of beneficial owner	Number of shares owned	Percent Of Class

Lloyd T. Rochford 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	1,237,600 (1)	13.9%

Stanley M. McCabe 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	1,238,000 (2)	13.9%

__________

(1)

Includes 25,000 shares held under presently exercisable stock options.  Mr. Rochford has sole voting and investment powers with respect to all shares beneficially owned by him.

(2)

Includes 25,000 shares held under presently exercisable stock options.  Mr. McCabe has sole voting and investment powers with respect to all shares beneficially owned by him.

Ownership of Officers and Directors

The following table sets forth as of November 15, 2004, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each director of the Company and by each executive officer, and by all directors and such officers as a group:

Name and address of each Executive Officer and Directors	Number of Shares Owned (1)	Percent Of Class
Lloyd T. Rochford 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	1,237,600 (2)	13.9%

Stanley M. McCabe 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	1,238,000 (3)	13.9%

William R. Broaddrick 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	54,500 (4)	*

Charles M. Crawford 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	10,000 (5)	*

Chris V. Kemendo, Jr. 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	10,100 (6)	*

Clayton E. Woodrum 4920 S. Lewis Avenue, Suite 107 Tulsa, Oklahoma 74105	10,000 (7)	*

Directors and named executive officers as a group (six persons)	2,560,200 (8)	28.7%

(1)

All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.

(2)

Includes 25,000 shares issuable upon the exercise of stock options that are currently exercisable.

(3)

Includes 25,000 shares issuable upon the exercise of stock options that are currently exercisable.

(4)

Includes 50,000 shares issuable upon the exercise of stock options that are currently exercisable.

(5)

Includes 10,000 shares issuable upon the exercise of stock options that are currently exercisable.

(6)

Includes 10,000 shares issuable upon the exercise of stock options that are currently exercisable.

(7)

Includes 10,000 shares issuable upon the exercise of stock options that are currently exercisable

(8)

Includes 130,000 shares issuable upon the exercise of stock options that are currently exercisable.

*

Represents beneficial ownership of less than 1%.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

The Board of Directors of the Company currently has five members.  The Company=s Bylaws (the "Bylaws") provide that the Board shall consist of not less than three nor more than nine members, with the exact number (which shall be an odd number) to be fixed by a resolution of the Directors.  Each Director serves for a term of one year, or until their successor is elected and qualified.  It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election.  Each nominee has consented to being named in this Proxy Statement and to serve if elected.  If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors.  However, management has no reason to believe that any nominee will be unavailable.

Nominees:

Name	Age	Position

Lloyd T. Rochford	58	President, Chief Executive Officer and Director
Stanley M. McCabe	72	Chairman of the Board, Secretary and Treasurer
Charles M. Crawford	52	Director
Chris V. Kemendo, Jr.	83	Director
Clayton E. Woodrum	64	Director

Biographical Information

Set forth below is a description of the background of each director and executive officer of the Company.  The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon reelection.

Lloyd T. Rochford has served as President, Chief Executive Officer and a Director of the Company since the Company’s inception in August 2000.  From June, 1997, until co-founding the Company, Mr. Rochford primarily devoted his time to individual oil and gas acquisitions and development.  From 1990 until June 1997, Mr. Rochford served as a director and officer of Magnum Petroleum, Inc., a company which he also co-founded and which is listed on the New York Stock Exchange.

Stanley M. McCabe has served as Chairman, Secretary and Treasurer and a Director of the Company since the Company’s inception in August 2000.  From January 1997 until co-founding the Company, Mr. McCabe was involved as an independent investor and developer of oil and natural gas properties.  From 1990 through December 1996, Mr. McCabe served as an officer and director of Magnum Petroleum, Inc., which he co-founded with Mr. Rochford.

Charles M. Crawford has served as a Director of the Company since its inception in 2000.  For the past twenty-nine years Mr. Crawford has served as an independent oil and gas exploration consultant to various private and public oil and gas companies within the United States, including Texaco, Inc., Phillips Petroleum Company and Mid-Continent Energy Corp.

Chris V. Kemendo, Jr. was first elected to the Board in March 2003.  From 1989 to present Mr. Kemendo, a certified public accountant, has served as an independent financial and business and accounting consultant to various clients.  Mr. Kemendo is currently Chairman of the Company’s Audit Committee, and a member of the newly appointed Compensation Committee.  Mr. Kemendo has over 56 years of accounting experience,.

Clayton E. Woodrum was elected to the Board in 2004 to fill a vacancy that arose upon the retirement of Robert Morely, a previous Director.  Mr. Woodrum, who is also a member of our Audit Committee and our Compensation Committee, is a certified public accountant and has, from 1984 to present, been a principal shareholder in the accounting firm of Woodrum, Kemendo & Cuite, P.C., and has been an owner of Computer Data Litigation Services, LLC and First Capital Management, LLC.  One of Mr. Woodrum’s partners at Woodrum, Kemendo & Cuite, P.C., Ben Kemendo, is the son of Chris Kemendo.

BOARD AND COMMITTEE MATTERS

The business of the Company is managed under the direction of its Board of Directors.  The Board of Directors met nine times during 2003, and has met eight times thus far in 2004.  Each director participated in at least 75% of all Board and applicable committee meetings held last year.  Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent Directors subscribed.  Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company.  All outside Directors are currently paid a stipend of $500 per month, and every Director receives $500 for each meeting of the Board attended.  No Director receives a salary as a Director.

The Company strongly encourages its Directors to attend Arena’s Annual Meeting of stockholders.  In 2003, four Board members attended the Annual Meeting.

Shareholders may communicate with the Board of Directors, including the non-management Directors, by sending a letter to the Board of Directors of Arena Resources, Inc., c/o Corporate Secretary, 4920 S. Lewis, Suite 107, Tulsa, Oklahoma 74105.  The Corporate Secretary has the authority to disregard any inappropriate communications.  If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Board or to any specific Director to whom the correspondence is directed.

The Board of Directors has an Audit Committee, the functions, membership and activities of which are described below.

The Board of Directors appointed a Compensation Committee in September, 2004.  The Compensation Committee is comprised of Messrs. Kemendo and Woodrum, two of the Company’s independent Directors.  Prior to the formal appointment of this committee, the compensation of executive officers of the Company was determined in accordance with the guidelines discussed herein under “Executive Compensation”.  Specifically, prior to the formal appointment of the Compensation Committee, in accordance with the rules of the American Stock Exchange, the compensation of the Company’s chief executive officer was recommended to the Board (in a proceeding in which the chief executive officer did not participate) by a majority of the independent directors serving on the Board.  The compensation for all other officers has been determined, or recommended to the Board for determination, by a majority of the independent Directors.

The Company does not have a nominating committee or a charter for such a committee.  Instead, in accordance with the rules of the American Stock Exchange, the independent Directors (currently, Messrs. Crawford, Kemendo and Woodrum) fulfill the role of a nominating committee.  Since its inception in 2000, the Company has had only six Directors, five of whom continue to serve at this time.  On the only occasion when a vacancy occurred (following a resignation), the new Director was unanimously approved by the remaining Directors.  Therefore, the Board has not felt it necessary to have a standing nominating committee to deal with its infrequent changes in membership.  If and when future vacancies occur, the Board would consider director nominees recommended by shareholders, as well as director nominees recommended by a majority of the Directors who are then independent.  The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by security holders.

The Audit Committee is currently comprised of Messrs. Kemendo and Woodrum, both of whom are “independent” directors, as required by Section 121(A) of the American Stock Exchange listing standards and Section 10A-3 of the Securities Exchange Act of 1934.  The Board has determined that both members of the Audit Committee qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.  Mr. Woodrum was appointed to the Committee in August of 2003.

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board.  The Audit Committee meets with the accountants to review their effectiveness during the annual audit and to discuss the Company=s internal control policies and procedures.  The Audit Committee and the independent public accountants met and discussed the audit of the financials statements for the year ended December 31, 2003; the Audit Committee and the auditors further discussed the financial statements for the first three quarters of 2003.  Thus far in 2004, on seven occasions the Audit Committee has met or discussed with the auditors the financial statements of the Company.

A copy of the charter of the Audit Committee, as amended in 2004, is attached as Appendix A.  The audit committee report for the fiscal year ended 2003 is set forth below.

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and systems of internal control.  Management has primary responsibility for the Company’s internal controls and the preparation of financial statements in accordance with generally accepted accounting principles.  The Committee also reviews the qualifications, independence and performance of the Company’s independent accountants, who are in turn responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  Members of the Committee should not be assumed to be accounting experts and are not deemed to have accepted a duty of care greater than other members of the Board of Directors.  In discharging their responsibilities, the Committee members rely on the representations made, and information provided to them, by management and the independent accountants.

The current Committee reviewed with management and the independent accountants the following financial statements:  Year ended December 31, 2003 and quarter ended September 30, 2003.  Mr. Kemendo, as the sole member of the Committee prior to August 2003, reviewed with management and the independent accountants the financial statements for the quarters ended March 31, 2003 and June 30, 2003.

The Committee recommended to the Board of Directors that these financial statements be accepted.

The Committee performed all procedures described in its Charter, as amended, including review and approval of all press releases made by management prior to their release.

Chris V. Kemendo, Jr Chairman

Clayton E. Woodrum

EXECUTIVE COMPENSATION

Compensation.  The following table sets forth information as to the compensation of our chief executive officer and the other two executive officers the Company.  Except as set forth in the table below, no other compensation was paid to such executive officers.

Summary Compensation Table

		Annual Compensation(1)		Long-Term Compensation(2) Securities Underlying Options
Name and Principal Position	Year	Salary ($)	Bonus ($)
Lloyd T. Rochford President and Chief Executive Officer	2003	$36,000	--	$229,742
	2002	$36,000	--	--
	2001	$24,500	--	--

Stanley M. McCabe Chairman of the Board	2003	$36,000	--	$229,742
	2002	$36,000	--	--
	2001	$24,500	--	--

William R. Broaddrick Vice President, Chief Financial Officer	2003	$47,927	--	$459,484
	2002	$45,000	$6,000	--
	2001	$16,334	$3,000	--

____________________________________

(1)

Mr. Broaddrick’s salary for 2003 reflects a raise that occurred in mid-year to increase his annual salary to $50,000.

(2)

The fair value of the options is estimated on the dates granted using the Black-Scholes option pricing model with the following weighted average assumptions:  dividend yield of 0%; expected volatility of 36.2%; risk-free interest rate of 2.9% and expected lives of 5.0 years.  The weighted average remaining contractual life of the options at December 31, 2003 was 4.2 years.

Employee Benefit Plans

Equity Incentive Plan.  In March 2003 the Board adopted an executive stock option plan which was subsequently approved by the Company’s shareholders at the annual meeting in July 2003.  The executive stock option plan is intended to promote continuity of management and to provide increased incentive and personal interest in the Company’s welfare by those key employees and directors who are primarily responsible for shaping and carrying out the Company’s long-range plans and securing its continued growth and financial success.  In addition, by encouraging stock ownership by Directors who are not Company employees, the executive stock option plan is intended to attract and retain qualified Directors.

The plan is administered by Messrs. Rochford and McCabe, and they have the authority to select the key employees and non-employee Directors to be participants in the plan, to determine the awards to be granted to participants and the number of shares covered by such awards, to set the terms and conditions of such awards and to establish, amend or waive rules for the administration of the plan.

Any of the Company’s key employees, including any executive officer or director is eligible to be granted awards by plan administrators.  The plan authorizes the grant of stock options to key employees, all of which have been non-qualified stock options.  Non-employee Directors are only eligible to be granted non-qualified stock options under the plan.

The plan currently provides that up to a total of 1,000,000 shares of common stock, subject to adjustment to reflect stock dividends and other capital changes, are available for granting of award.  All of the shares available for grant under the plan have been reserved for issuance pursuant to options granted during 2003, as shown in the table below.

Options/SAR’s Granted in Fiscal Year Ending December 31, 2003

	Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price per Share	Expiration Date (1)	Grant Date Present Value (2)

Lloyd T. Rochford	125,000	12.5%	$3.70	10/1/08	$229,742
Stanly M. McCabe	125,000	12.5%	$3.70	10/1/08	$229,742
William R. Broaddrick	250,000	25%	$3.70	10/1/08	$459,484
Charles M. Crawford	50,000	5%	$3.70	10/1/08	$91,897
Chris V. Kemendo, Jr.	50,000	5%	$3.70	10/1/08	$91,897
Clayton E. Woodrum	50,000	5%	$4.80	2/12/09	$107,459
Phillip W. Terry	250,000	25%	$3.70	10/1/08	$459,484
Raymond H. Estep	100,000	10%	$3.70	10/1/08	$183,793

________________

(1)  Exercisable at the rate of 20%, cumulative, per year beginning one year from the date of grant.

(2)  This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options.  The  assumptions used in the valuation of the options were: stock price volatility – 36.2%, expected life - 5 years, risk free interest rate - 2.9% and dividend  yield - 0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period.  The actual value, if any, a holder realizes will depend on whether the stock price at exercise is greater than the grant price.

Because each of the options granted during fiscal 2003 identified above vest at the rate of 20% per year beginning one year from the date of grant, no options were capable of being exercised during the Company’s fiscal year ended December 31, 2003.  However, the following table provides information on the value of each of the named party’s unexercised in-the-money options to acquire common stock at December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable (1)
Lloyd T. Rochford	---	---	0/125,000	$0/$291,250
Stanley M. McCabe	---	---	0/125,000	$0/$291,250
William R. Broaddrick	---	---	0/250,000	$0/$582,500
Charles M. Crawford	---	---	0/50,000	$0/$116,500
Chris V. Kemendo, Jr.	---	---	0/50,000	$0/$116,500
Clayton E. Woodrum	---	---	0/50,000	$0/$61,500
Phillip W. Terry	---	---	0/250,000	$0/$582,500
Raymond H. Estep	---	---	0/100,000	$0/$233,000

______________

(1)

Calculated based on the difference between the American Stock Exchange closing price of the Common Stock on December 31, 2003 (the last trading day of the year) and the exercise price of the option.

The Company has no Long-Term Incentive Plan ("LTIP") or "defined benefit" (pension) plan.

The Company has no employment contracts with any of its officers, directors or employees, nor any compensatory plan or arrangement concerning any person’s termination of employment or respecting any "change in control".

Summary of Equity Compensation Plans.  The following table sets forth information concerning the Company’s executive stock option plan, which is the only equity compensation plan of the Company, as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan [excluding securities reflected in column (a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,000,000	$3.76	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	________ 1,000,000	_____ $3.76	________ -0-

REPORT ON EXECUTIVE COMPENSATION

General.  The entire Board of Directors is responsible for oversight and administration of executive compensation and review of the Company=s overall compensation program.  As noted previously, during the year ended December 31, 2003, the compensation of Mr. Rochford, as the Company’s chief executive officer, was recommended to the Board (in a proceeding in which Mr. Rochford did not participate) by a majority of the independent Directors. Compensation of all other officers was determined, or recommended to the Board for determination, by a majority of the independent Directors.

Compensation Process and Philosophy.  There have been two major components to the Company=s executive officer compensation:  (i) base salary and (ii) option grants.  Historically, the salaries of Messrs. Rochford and McCabe have been significantly less than the salaries of executive officers of comparable companies.  Messrs. Rochford and McCabe have intentionally taken less than market compensation in order to allow the Company to achieve its short-term goals and objectives.

The primary objective of the Company’s compensation program is to enhance the profitability of the Company, and thus shareholder value, and to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company.  In furtherance of the above goals, the Company’s compensation program for its executive personnel currently consists of appropriate salaries, discretionary annual bonuses and discretionary stock option grants.

Following the appointment of the Compensation Committee, the Committee will review periodically the base salaries of the Company’s executive management personnel and recommend any adjustments it may deem appropriate, for approval by the Board of Directors.  In its review, the Committee will take into account individual factors such as: experience; performance, both during the preceding 12 months and future potential; retention considerations; and other issues particular to the executive and the Company.  Additionally, the Committee considers the growth and performance of the Company as it assesses the market for executive salaries.

Salaries and Bonuses.  Mr. Rochford’s annual salary in 2003 was $36,000 and he received no bonus. As noted above, historically Mr. Rochford has voluntarily elected to take less salary and bonus than paid to similarly situated executive officers of comparable companies, preferring instead to allow the Company to utilize its resources to achieve its short-term growth goals.  It is anticipated that Mr. Rochford’s compensation will increase in the future as the Compensation Committee evaluates the overall compensation philosophy of the Company and reviews Mr. Rochford’s contributions to the Company, in light of the growth and performance of the Company.

Mr. McCabe’s annual salary in 2003 was $36,000 and he received no bonus.  As noted above, historically Mr. McCabe has also voluntarily elected to take less salary and bonus than paid to similarly situated executive officers of comparable companies, preferring instead to allow the Company to utilize its resources to achieve its short-term growth goals.  It is anticipated that Mr. McCabe’s compensation will also increase in the future as the Compensation Committee evaluates the overall compensation philosophy of the Company and reviews Mr. McCabe’s contributions to the Company, in light of the growth and performance of the Company.

Mr. Broaddrick’s annual rate of compensation was raised to $50,000 in mid-2003.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER

PARTICIPATION IN COMPENSATION DECISIONS

There have been no "interlocks" or "insider participation" [as those terms are defined in Item 402(j) of S.E.C. Regulation S-K] in compensation decisions.  There were no reportable business relationships between the Company (or any other corporation that requires specific disclosure under this heading) and the members of the Board of Directors in 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2002, the Company borrowed $200,000 from each of Messrs. Rochford and McCabe, which debts are evidenced by notes payable which mature on January 1, 2006.  The notes bear interest at a rate of 10% per annum, and are secured by our assets (although such notes are subordinate to our credit facility with our primary commercial lender).

In 2002 the Company acquired certain lease interests and had other business dealings with Petro Consultants, Inc.  One of the principals of Petro Consultants, Mr. Robert J. Morley, was appointed Vice President of Investor Relations for the Company in July 2002, and served as a member of the Board of Directors from February 2003, until his resignation of all positions as an officer and Director in August 2003.  Because the Company anticipated that it may continue to transact business with Petro Consultants, to avoid future issues that might arise by reason of Mr. Morley’s relationship with the Company, he resigned and forfeited all stock options (none of which had vested) which he had previously been granted.

PROPOSAL 2:

AMENDMENT OF THE COMPANY’S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES COVERED BY THE PLAN FROM 1,000,000 TO 1,500,000, AND TO PROVIDE DISCRETION TO ACCELERATE THE VESTING OF OPTIONS PREVIOUSLY GRANTED.

In 2003 the Company adopted the Stock Option Plan (“Plan”) for certain of its Directors, officers, employees and consultants.  The purpose of the Plan is to enable the Company and its stockholders to secure the benefits of common stock ownership, or increased ownership, by key personnel of the Company and its subsidiaries.  The Board believes that the granting of options under the Plan will foster the Company’s ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

As currently enacted, the Plan allows the Company to issue and sell a total of 1,000,000 shares of its $.001 par value common stock.  As of August 12, 2003, options had been granted to eight individuals, for a total of 1,000,000 shares.  Therefore, there are currently no shares remaining under the Plan for options to be granted in the future.

The Plan currently provides that unless the committee administering the Plan (currently comprised of Messrs. Rochford and McCabe) determine differently at the time of the grant of the options, that the options vest at the rate of 20% per year over a term of five years, beginning one year from the date of grant.

The Board of Directors has determined it is in the best interest of the Company, and consistent with the overall purpose of the Plan, to (i) increase the number of shares of Common Stock subject to the Plan from 1,000,000 to 1,500,000, and (ii) clarify the Plan by amending it to provide that the committee administering the Plan has the discretion to accelerate the vesting of any options heretofore or hereafter granted under the Plan, after such options have been outstanding for at least one year.

A copy of the Plan, as proposed to be amended, is attached as Appendix B.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company=s Common Stock who failed to file on a timely basis reports of beneficial ownership of the Company=s Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Hansen, Barnett & Maxwell, (“HBM”) has served as the Company’s independent auditors since 2000.  The Board of Directors selected HBM as the independent auditors of the Company for the fiscal year ending December 31, 2003, and the Audit Committee has selected HBM to serve in the same capacity for the fiscal year ending December 31, 2004.  The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  Representatives of HBM are not expected to be present at the Annual Meeting.

Fees and Independence

Audit Fees.  HBM billed the Company an aggregate of $25,521 and $14,310 for professional services rendered for the audit of the Company=s financial statements for the years ended December 31, 2003 and 2002, respectively, and its reviews of the Company=s financial statements included in its Form 10-QSB=s for the first three quarters of 2003 and 2002.

Audit Related Fees.  In 2003, HBM was paid $7,500 for its services in connection with the review of the Company’s registration statement on Form SB-2 (which was filed with the SEC in 2004), and which are not included in the audit fees identified above).

Tax Fees.  HBM billed the Company an aggregate of $750 and $500 for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2003 and 2002.

All Other Fees.  No other fees were billed by HBM to the Company during 2003 or 2002.

The Audit Committee of the Board of Directors has determined that the provision of services by HBM described above is compatible with maintaining HBM’s independence as the Company’s principal accountant.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2005 Annual Meeting (which is currently anticipated to be held earlier in the year) and to be included in the Company=s Proxy Statement must be received at the Company=s executive offices, 4920 South Lewis Avenue, Suite 107, Tulsa, Oklahoma 74105, no later than March 15, 2005.

OTHER MATTERS

Management knows of no business which will be presented at the 2004 Annual Meeting other than to elect directors for the ensuing year and to amend the Company’s Stock Option Plan.

The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by the Company.  It is contemplated that the solicitation will be conducted only by use of the mails.  The Company will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of Common Stock of the Company registered in the names of such brokers.

By Order of the Board of Directors

/s/Tim Rochford

President

December 3, 2004

Appendix A

ARENA RESOURCES, INC.

AUDIT COMMITTEE CHARTER

(As amended and restated)

Organization

This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.  The committee shall be members of, and appointed by, the board of directors and shall comprise at least two directors, each of whom is independent of management and the Company.  Members of the committee shall be considered independent as long as they do not accept any consulting, advisory or other compensatory fee (exclusive of director fees) from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and American Stock Exchange (AMEX) listing standards.  All committee members shall be financially literate and, preferably, at least one member will be a financial expert.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to:  the integrity of the Company=s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of Company=s independent auditors; the independent auditor=s qualifications and independence; and the Company=s compliance with ethics policies and legal and regulatory requirements.  In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company=s financial reporting process on behalf of the board and report the results of its activities to the board.  While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company=s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management is responsible for the preparation, presentation and integrity of the Company=s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.  The independent auditors are responsible for auditing the Company=s financial statements and for reviewing the Company=s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.  The following shall be the principal duties and responsibilities of the audit committee.  These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.  The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.  The committee may delegate pre-approval authority to a member of the audit committee.  The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

*

The auditors= internal quality control procedures.

*

Any material issues raised by the most recent internal quality control review, or peer review, of the auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues.

*

All relationships between the auditors and the Company (to assess the auditor=s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and AMEX listing standards.

The committee shall discuss with the independent auditors the overall scope and plans for its audit, including the adequacy of staffing and compensation.  Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company=s policies and procedures to assess, monitor and manage business risks, and legal and ethical compliance programs.

The committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting committee attention.  The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee.  The committee shall review with the independent auditor any audit problems or difficulties and management=s response.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management=s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors= report on management assertion.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The committee shall review the interim financial statements and disclosures under Management=s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company=s Quarterly Reports on Form 10-QSB.  Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.  The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management=s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company=s Annual Report on Form 10-KSB (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.  Also the committee shall discuss the results of the annual audit and any other matters required to be communicated by the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The committee shall receive reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee also prepares its report to be included in the Company=s annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

Appendix B

ARENA RESOURCES, INC.

STOCK OPTION PLAN

(as amended, December 21, 2004)

Purpose.

The purpose of this Plan is to enable the Company and its stockholders to secure the benefits of common stock ownership, or increased ownership, by key personnel of the Company.  The Board believes that the granting of options under the Plan will foster the Company’s ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

Shares Subject to the Plan.

The Company may issue and sell a total of 1,500,000 shares of its Common Stock pursuant to the Plan.  Such shares may be either authorized and unissued or held by the Company in its treasury.  New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired.

Grant of Options.

Options may be granted under the Plan to present or future key employees of the Company or any subsidiary of the Company that may hereafter exist (a "Subsidiary") within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to directors, including non-employee directors of the Company, and to consultants to the Company.  Subject to the provisions of the Plan, the Committee (defined in paragraph 4 below) shall from time to time select the key personnel of the Company and its Subsidiaries to whom options under the Plan will be granted, and shall fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option").

Administration.

The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board.  The Committee members appointed effective with the adoption of this plan are Stanley M. McCabe and Lloyd T. Rochford.

Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan.  A majority of the members of the Committee shall constitute a quorum.  The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent.  The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.  The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or failure to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith.

The Committee may seek and rely on the advice of accountants, legal counsel and other professionals as it deems necessary or advisable for the operation and administration of the Plan.  The fees of any such professionals shall be borne by the Company.

Notwithstanding the authority delegated above to the Committee, any action which may be taken by the Committee with respect to the administration of the Plan, including the granting of any option thereunder, may also be taken by the Board of Directors, and each reference to actions taken or authority exercised by the Committee hereunder shall be deemed to include actions which may be taken or authority which may be exercised by the Board.

Terms and Conditions of Options.

Each option granted under the Plan shall be evidenced by a written agreement in a form approved by the Committee.  Each such option shall be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an Incentive Stock Option, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

a.

Option Price.  In the case of an option which is not treated as an Incentive Stock Option, the purchase price per share shall not be less than 85% of the fair market value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the purchase price per share shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted [110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")].  For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or, if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

b.

Option Period.  The period during which an option may be exercised shall be fixed by the Committee and shall not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

c.

Exercise of Options.  No option shall be exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year from the date the option is granted.  Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee’s continuous employment or service with the Company or a Subsidiary following the date of grant:

Full Years of Continuous Employment Service	Incremental Percentage of Option Exercisable	Cumulative Percentage of Option Exercisable

Less than 1	0%	0%
1	20%	20%
2	40%	40%
3	60%	60%
4	80%	80%
5 or more	100%	100%

All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option shall be for less than 100 shares.  An option may be exercised by transmitting to the Company:  (1) a written notice specifying the number of shares to be purchased; and (2) payment in full of the purchase price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Committee are made with respect to the satisfaction of such withholding obligations).  The Committee shall retain the discretion and authority to allow for accelerated vesting of all or any portion of any option previously granted (provided that such option has been issued for at least one year) in such circumstances as the Committee deems appropriate, including but not limited to the circumstances described in Section 4.i. below.  In the event the Committee determines that it is appropriate to accelerate the vesting of all or any portion of any outstanding option(s), it shall provide notice thereof to the affected option holder(s).  Under no circumstances shall the acceleration of any vesting schedule result in the acceleration of the expiration date of any option.  Further, the Committee shall have no authority to increase the time in which any outstanding option shall vest.

d.

Payment of Option Price.  The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan shall be payable in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock.  The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

e.

Rights as a Stockholder.  No shares of Common Stock shall be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments).  Upon receipt of full payment, the Company shall notify its Transfer Agent and the Transfer Agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the holder of the option as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the holder as soon as practicable after payment of the option price in full.  The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her.  Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

f.

Transferability of Options.  No option granted under the Plan shall be assignable or transferable except by will and/or by the laws of descent and distribution; and each such option shall be exercisable during the optionee’s lifetime only by him or her.

g.

Termination of Employment or Other Service.  If an optionee ceases to be employed by or to perform services for the Company or any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan shall terminate on the date thirty (30) days after the date of such termination of service (or, if earlier, the date specified in the option agreement).  If an optionee’s employment or service is terminated by reason of the optionee’s death or disability, then each outstanding option granted to the optionee under the Plan shall terminate on the date 120 days after the date of such termination of employment or service or, if earlier, the date specified in the option agreement.  For purposes hereof, the term "disability" shall mean the inability of an optionee to perform the customary duties of his or her employment or other service for the

Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

h.

Incentive Stock Options.  In the case of an Incentive Stock Option granted under the Plan, at the time the option is granted, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

i.

Changes in Capital Stock.  In the event of a stock dividend or in the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then appropriate adjustments will be made to the number, nature and/or purchase price of the shares which may be issued under the Plan or purchased under an outstanding option.  Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company’s issue, the Plan shall terminate and all options theretofore granted hereunder shall terminate, unless provision is made for the assumption of such options or the substitution for such options with options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.  If the unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, within a reasonable period of time prior to the consummation of the transaction causing such termination, to exercise (or, in the sole discretion of the Board, to receive other consideration for) the unexercised portions of their options, including, if the Committee so determines, the portions thereof which would, but for this paragraph, not yet be exercisable.

j.

Other Provisions.  The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any condition relating to the application of federal or state securities laws, as it may deem necessary or advisable.

k.

Legend on Certificates.  The certificates representing shares acquired upon exercise of options shall carry such appropriate legend, and such written instructions shall be given to the Company’s Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the federal or any state securities laws.

Amendment and Termination of the Plan.

The Board may amend or terminate the Plan.  Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding.  No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

No Rights Conferred.

Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

Governing Law.

The Plan and each option agreement shall be governed by the laws of the State of Nevada.

Term of the Plan.

The Plan shall be effective as of March 1, 2003, the date on which it was originally adopted by the Board.  The Plan will terminate on March 1, 2013, as to Incentive Stock Options granted thereunder, and on March 1, 2023, as to non-qualified stock options granted thereunder, unless sooner terminated by the Board.  The rights of optionees under the options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option as then in effect or thereafter amended.